UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Hanger, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended.    ☐

Item 8.01	Other Events

Stockholder Litigation and Supplemental Proxy Statement Disclosures

As previously disclosed, on July 21, 2022, Hanger, Inc., a Delaware corporation (the “Company” or “Hanger”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Hero Parent, Inc., a Delaware corporation (“Parent”), and Hero Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct and wholly-owned subsidiary of Parent.

On August 26, 2022, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for the solicitation of proxies in connection with the special meeting of the Company’s stockholders to be held on September 30, 2022, for purposes of voting, among other things, on a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Following the announcement of the Merger on July 21, 2022, eight substantially similar actions have been filed by purported Hanger stockholders against Hanger and our board of directors, and Hanger has received several demand letters. On August 9, 2022, a lawsuit styled Stein v. Hanger, Inc. et al., Civil Action No. 22-cv-6775 was filed in the United States District Court for the Southern District of New York. On August 17, 2022, a lawsuit styled Singh v. Hanger, Inc. et al., Civil Action No. 22-cv-07023 was filed in the United States District Court for the Southern District of New York. On August 24, 2022, a lawsuit styled Whitfield v. Hanger, Inc. et al., Civil Action No. 22-cv-07235 was filed in the United States District Court for the Southern District of New York. On August 26, 2022, a lawsuit styled Redfield v. Hanger, Inc. et al., Civil Action No. 22-cv-07287 was filed in the United States District Court for the Southern District of New York. On August 31, 2022, a lawsuit styled Cataldi v. Hanger, Inc. et al., Civil Action No. 22-cv-07461 was filed in the United States District Court for the Southern District of New York. On September 8, 2022, a lawsuit styled Jenkins v. Hanger, Inc. et al., Civil Action No. 22-cv-07644 was filed in the United States District Court for the Southern District of New York and a lawsuit styled Johnson v. Hanger, Inc. et al., Civil Action No. 22-cv-01183 was filed in the United States District Court for the District of Delaware. On September 9, 2022, a lawsuit styled Morgan v. Hanger, Inc. et al., Civil Action No. 22-cv-07733 was filed in the United States District Court for the Southern District of New York. The complaints and demand letters assert similar claims against Hanger and our board of directors under Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated under the Exchange Act and one of the demand letters also includes a request for corporate books and records. The complaints and demand letters allege, among other things, that the proxy statement filed with the SEC omitted material information regarding the financial projections, the financial analyses performed by Hanger’s financial advisor, potential conflicts of interest of our board of directors and management and the sales process leading up to the Merger. The complaints seek to enjoin the Merger unless and until the alleged omitted material information is disclosed, rescission of the Merger Agreement and/or rescissory damages, compensatory damages, attorneys’ fees and other litigation costs.

The Company and the other defendants believe that the allegations in the complaints and the demand letters are without merit, that the Proxy Statement fully complies with the Exchange Act and all other applicable law, and that no further disclosure is required. However, solely to avoid the risk of delaying or otherwise adversely affecting the consummation of the Merger and to minimize the expense and distraction of defending such actions, Hanger hereby voluntarily amends and supplements the Proxy Statement as set forth in this Current Report on Form 8-K. Nothing in the supplemental disclosures set forth below should be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

The Hanger board of directors unanimously recommends that you vote: (i) “FOR” the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) “FOR” the proposal to adjourn the special meeting to a later date or dates if necessary; and (iii) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger, each as described in the Proxy Statement.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Proxy Statement. All page references in this Current Report on Form 8-K are to pages of the Proxy Statement, and all terms used in this Current Report on Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Proxy Statement.

Supplemental Disclosures to the Proxy Statement

The disclosure on pages 32 – 40 of the Proxy Statement under the heading “The Merger - Background of the Merger” is hereby supplemented by adding the underlined disclosure to the second full paragraph on page 33 of the Proxy Statement:

Beginning on March 31, 2022, BofA Securities initiated discussions with 14 potentially interested parties, all of which were financial sponsors, regarding whether such parties would have an interest in exploring a transaction with Hanger. Patient Square and Bidders A through I (as defined below) were included in such outreach. These discussions were conducted only based upon publicly available information given the parties had not yet entered into confidentiality agreements. Following this initial outreach, Hanger entered into confidentiality agreements with 12 potentially interested parties. Patient Square entered into a confidentiality agreement with Hanger on April 11, 2022. All of the confidentiality agreements, including the confidentiality agreement with Patient Square, included substantially similar “standstill” provisions with “don’t-ask-don’t-waive” language intended to cause interested parties to submit their highest and best proposals in a competitive auction environment pursuant to the Sale Transaction Process. Each party that entered into a confidentiality agreement received certain process materials from BofA Securities, including the Hanger presentation. The remaining two parties that did not enter into confidentiality agreements indicated they were not interested in pursuing a transaction with Hanger for a variety of reasons.

The disclosure on pages 41 – 45 of the Proxy Statement under the heading “The Merger - Recommendation of Our Board of Directors and Reasons for the Merger - Reasons for the Merger” is hereby supplemented by adding the underlined disclosure to the fifth full bullet paragraph on page 42 of the Proxy Statement:

•	the fact that the Merger Agreement was the product of arm’s length negotiations overseen by the Board, with all but one of its members being independent, as well as the belief of the Board, based on these negotiations, that these were the most favorable terms to Hanger and its stockholders on which Parent was willing to agree under the then-current facts and circumstances;

The disclosure on pages 47 – 48 of the Proxy Statement under the heading “The Merger - Fairness Opinion of BofA Securities, Inc. - Hanger Financial Analyses - Selected Publicly Traded Companies Analysis” is hereby supplemented by adding the underlined disclosure to the third full paragraph on page 47 of the Proxy Statement:

BofA Securities reviewed publicly available financial and stock market information for Hanger and the following 10 publicly traded companies in the outsourced physician services and post-acute care and rehabilitation businesses, which companies were selected based upon BofA Securities’ professional judgment and experience:

The disclosure on pages 48 – 50 of the Proxy Statement under the heading “The Merger - Fairness Opinion of BofA Securities, Inc. - Hanger Financial Analyses - Selected Precedent Transactions Analysis” is hereby supplemented by adding the underlined disclosure to the last paragraph on page 48 of the Proxy Statement:

BofA Securities reviewed, to the extent publicly available, financial information relating to the following 15 selected transactions involving companies in the rehabilitation, outsourced physician services, post-acute care and specialty patient care businesses, which transactions were selected based upon BofA Securities’ professional judgment and experience:

The disclosure on pages 48 – 50 of the Proxy Statement under the heading “The Merger - Fairness Opinion of BofA Securities, Inc. - Hanger Financial Analyses - Selected Precedent Transactions Analysis” is hereby supplemented by adding the column “Closing Date” and the related underlined disclosure to the table on page 49 of the Proxy Statement:

	Date Announced	Closing Date	Acquiror	Target	Transaction Value / LTM Adjusted EBITDA
Rehabilitation Companies	June 21, 2021	December 23, 2021	LifePoint Health, Inc.	Kindred Healthcare, Inc.	N/A
	February 22, 2021	June 16, 2021	Fortress Value Acquisition Corp. II	ATI Physical Therapy, Inc.	18.2x
	October 23, 2017	February 1, 2018	Select Medical Holdings Corporation	U.S. HealthWorks, Inc.	12.0x
	January 25, 2016	March 4, 2016	Select Medical Holdings Corporation	Physiotherapy Associates Holdings, Inc.	12.5x
	June 11, 2015	October 1, 2015	Encompass Health Corp.	Reliant Hospital Partners, LLC	8.9x
Outsourced Physician Services Companies	June 11, 2018	October 11, 2018	KKR & Co. L.P.	Envision Healthcare Corporation	10.9x
	October 31, 2016	February 6, 2017	Blackstone Inc.	Team Health Holdings, Inc.	12.8x
	June 16, 2014	November 3, 2014	Surgery Partners, Inc.	Symbion Inc.	10.3x
	October 18, 2010	December 1, 2010	Hanger, Inc.	Accelerated Care Plus Corporation	9.1x

Post-Acute Care Companies	April 25, 2018	July 26, 2018	ProMedica Health System, Inc.	HCR ManorCare Inc.	N/A
	December 19, 2017	July 2, 2018	Humana Inc., TPG Inc. and Welsh, Carson, Anderson & Stowe	Kindred Healthcare, Inc.	9.5x
	October 9, 2014	February 2, 2015	Kindred Healthcare, Inc.	Gentiva Health Services, Inc.	11.1x
	August 18, 2014	February 2, 2015	Genesis Healthcare, Inc.	Skilled Healthcare Group, Inc.	11.3x
Special Patient Care Companies	August 30, 2016	January 4, 2017	Clayton, Dubilier & Rice LLP	Drive DeVilbiss Healthcare, Inc.	N/A
	July 1, 2015	August 28, 2015	Madison Dearborn Partners	Patterson Companies, Inc.	10.6x

The disclosure on pages 48 – 50 of the Proxy Statement under the heading “The Merger - Fairness Opinion of BofA Securities, Inc. - Hanger Financial Analyses - Selected Precedent Transactions Analysis” is hereby supplemented by adding the underlined disclosure and deleting the text that is struck through in the last paragraph on page 49 of the Proxy Statement:

BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s latest 12 months (“LTM”) Adjusted EBITDA. The overall low to high transaction value / LTM Adjusted EBITDA multiples observed for the selected transactions were 8.9x to 18.2x (with a mean of 11.4x and a median of 11.0x). Based on its professional judgment and experience and after taking into consideration, among other things, the observed data for the selected precedent transactions, BofA Securities then applied a selected range of transaction value / LTM Adjusted EBITDA multiples of 9.5x to 11.5x to Hanger’s LTM EBITDA as of the end of the first quarter of 2022. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction~~, and estimated financial data of Hanger were based on the Management Forecasts~~. This analysis indicated the following approximate implied per share value reference ranges for Hanger, rounded to the nearest $0.25, as compared to the Merger Consideration:

The disclosure on page 50 of the Proxy Statement under the heading “The Merger - Fairness Opinion of BofA Securities, Inc. - Hanger Financial Analyses – Discounted Cash Flow Analysis” is hereby supplemented by adding the underlined disclosure to the second paragraph on page 50 of the Proxy Statement:

BofA Securities performed a discounted cash flow analysis of Hanger to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Hanger was forecasted to generate during Hanger’s fiscal year 2022 (second through fourth quarters) through fiscal year 2026 based on the Management Forecasts. BofA Securities calculated terminal values for Hanger by applying terminal forward multiples of 8.5x to 10.5x, based on the historical trading range for the Hanger stock as a multiple of Adjusted EBITDA burdened by stock based compensation (fiscal year 2026), as set forth in “— Certain Financial Projections”, to the terminal year Adjusted EBITDA. BofA Securities subtracted from the range of terminal enterprise values it derived for Hanger, net debt of $482 million (“net debt”) as of March 31, 2022, which amount includes $520 million of debt and $37 million of cash as of March 31, 2022, per the latest available public filings. The cash flows and terminal values were then discounted to present value as of March 31, 2022 using discount rates ranging from 7.75% to 9.25%, which were based on an estimate of Hanger’s weighted average cost of capital. This analysis indicated the following approximate implied per share value reference ranges for Hanger, rounded to the nearest $0.25, as compared to the Merger Consideration:

The disclosure on pages 52 – 54 of the Proxy Statement under the heading “The Merger - Certain Financial Projections” is hereby supplemented by adding the row “Adjusted EBITDA burdened by stock based compensation” and the related underlined disclosure and deleting the text that is struck through in the table and related footnotes on page 52 of the Proxy Statement:

	Year ended December 31,
($ in millions)	2022E~~(3)~~(4)	2023E	2024E	2025E	2026E
Net Revenue	$981	$1,315	$1,389	$1,465	$1,543
Adjusted EBITDA(1)	$129	$149	$165	$180	$195
Adjusted EBITDA burdened by stock based compensation(2)	$118	$135	$151	$166	$181
Unlevered Free Cash Flow~~(2)~~(3)	$37	$27	$34	$47	$59

(1)	Adjusted EBITDA is a non-GAAP financial measure, which is defined as operating income before depreciation and amortization, and adjusted to exclude expenses associated with stock based compensation, severance expenses, certain expenses incurred in connection with acquisitions (including the Merger and the Merger Agreement) and certain other charges.

(2)	Adjusted EBITDA burdened by stock based compensation, as derived from the Management Forecasts, means Adjusted EBITDA less stock based compensation.

~~(2)~~(3)	Unlevered Free Cash Flow, as derived from the Management Forecast, means (a) Adjusted EBITDA less stock based compensation, depreciation and amortization, all tax effected, plus (b) depreciation and amortization, less (c) changes in net working capital, acquisition expenditures and capital expenditures.

~~(3)~~(4)	The amounts presented for 2022 reflect the nine-month period ending December 31, 2022. All other years presented reflect full twelve-month periods.

The disclosure on pages 52 – 54 of the Proxy Statement under the heading “The Merger - Certain Financial Projections – Important Information Regarding the Management Forecasts” is hereby supplemented by adding the underlined disclosure and deleting the text that is struck through in the second full paragraph on page 53 of the Proxy Statement:

Adjusted EBITDA contained in the Management Forecasts and Adjusted EBITDA burdened by stock based compensation and Unlevered Free Cash Flow derived from the Management Forecasts, ~~both~~ each as summarized above, are each a “non-GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with GAAP. The non-GAAP financial measures used in the Management Forecasts were relied upon by BofA Securities for purposes of its opinion and by the Board in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by BofA Securities for purposes of its opinion or by the Board in connection with its evaluation of the Merger. Accordingly, Hanger has not provided a reconciliation of the financial measures included in the Management Forecasts to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Hanger may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, this non-GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The disclosure on page 54 of the Proxy Statement under the heading “The Merger - Interests of Directors and Executive Officers of Hanger in the Merger” is hereby supplemented by adding the underlined disclosure in a new paragraph which follows the second full paragraph on page 54 of the Proxy Statement:

In addition to interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally, our directors and executive officers also own shares of Hanger common stock for which they are entitled to receive the Merger Consideration of $18.75 per share, like all our stockholders. See “Security Ownership of Certain Beneficial Owners and Management” for more information about the Hanger common stock they own.

Antitrust Update

Effective as of 11:59 p.m. Eastern Time on September 1, 2022, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired with respect to the Merger. That same day, the period during which the Washington Attorney General may have requested more information about the Merger pursuant to the requirements of Washington Revised Code 19.390.010, et. seq., a statute pertaining to certain health care transactions in the State of Washington, also expired. Under the Washington Revised Code, the waiting period for completion of the Merger will expire on October 1, 2022.

Forward-Looking Statements

This report contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning the proposed Merger and the ability to consummate the proposed Merger, our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this report. These uncertainties include, but are not limited to, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, satisfy the other conditions to the consummation of the Merger or complete necessary financing arrangements; the risk that the Merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger; the financial and business impacts of COVID-19 on our operations and the operations of our customers, suppliers, governmental and private payers and others in the healthcare industry and beyond; labor shortages and increased turnover in our employee base; contractual, inflationary and other general cost increases, including with regard to costs of labor, raw materials and freight; federal laws governing the health care industry; governmental policies affecting O&P operations, including with respect to reimbursement; failure to successfully implement a new enterprise resource planning system or other disruptions to information technology systems; the inability to successfully execute our acquisition strategy, including integration of recently acquired O&P clinics into our existing business; changes in the demand for our O&P products and services, including additional competition in the O&P services market; disruptions to our supply chain; our ability to enter into and derive benefits from managed-care contracts; our ability to successfully attract and retain qualified O&P clinicians; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the three months ended June 30, 2022, each as filed with the SEC. The information contained in this report is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

Additional Information and Where to Find It

This communication relates to the Merger of Hanger and Merger Sub, a subsidiary of Parent, pursuant to the terms of the Merger Agreement. Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital. On August 26, 2022, Hanger filed with the SEC and commenced mailing to stockholders the Proxy Statement and a proxy card with respect to a special meeting of stockholders to be held on September 30, 2022 to approve the Merger. Stockholders of Hanger are urged to read the Proxy Statement and other relevant materials because they will contain important information about Hanger, Parent, Merger Sub and the Merger. Stockholders may obtain a free copy of these materials and other documents filed by Hanger with the SEC at the SEC’s website at www.sec.gov, at Hanger’s website at corporate.hanger.com or by sending a written request to our Corporate Secretary at our principal executive offices at 10910 Domain Drive, Suite 300, Austin, Texas 78758.

Participants in the Solicitation

Hanger, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Hanger’s stockholders in connection with the Merger and any direct or indirect interests they have in the Merger are set forth in the Proxy Statement. Information relating to the foregoing can also be found in Hanger’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 28, 2022 and Hanger’s definitive proxy statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 7, 2022. To the extent that holdings of Hanger’s securities have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President, Secretary and General Counsel

Dated: September 20, 2022